As filed with the Securities and Exchange Commission on May 3, 2006
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE SPECTRANETICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	96 Talamine Court Colorado Springs, CO 80907 (719) 633-8333	84-0997049
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

JOHN G. SCHULTE
President and Chief Executive Officer
The Spectranetics Corporation
96 Talamine Court
Colorado Springs, CO 80907
(719) 633-8333
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

KIMBERLY L. WILKINSON Latham & Watkins llp 505 Montgomery Street, Ste. 2000 San Francisco, CA 94111 (415) 391-0600	ERIC S. HAUETER SHARON R. FLANAGAN Sidley Austin llp 555 California Street, 20th Floor San Francisco, CA 94104 (415) 772-1200
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   333-06971
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐___
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Each Class	Amount To Be	Offering Price Per	Aggregate Offering	Amount Of
Of Securities To Be Registered	Registered	Unit	Price	Registration Fee
Common Stock, par value $0.001 per share	140,000 shares	$12.50	$1,750,000	$188

SIGNATURES
EXHIBITS
Opinion of Latham & Watkins LLP
Consent of Ehrhardt Keefe Steiner & Hottman PC
Consent of KPMG LLP

Incorporation by Reference of Registration Statement on Form S-3 (File No. 333-06971)
     The Spectranetics Corporation (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-06971) declared effective on July 12, 1996 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.
Exhibits
     The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC
23.2	Consent of KPMG LLP
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page hereto)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 3rd day of May, 2006.

THE SPECTRANETICS CORPORATION
By:	/s/ Guy A. Childs
	Name:	Guy A. Childs
	Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John G. Schulte and Guy A. Childs, and each of them his true and lawful attorney-in-fact and agent, with full power of substitutions and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting under said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title

/s/ John G. Schulte John G. Schulte	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Guy A. Childs Guy A. Childs	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/s/ David G. Blackburn David G. Blackburn	Director

Director

Cornelius C. Bond, Jr.

/s/ R. John Fletcher	Director

R. John Fletcher

/s/ Emile J. Geisenheimer	Chairman of the Board of Directors

Emile J. Geisenheimer

Director

Martin T. Hart

/s/ Joseph M. Ruggio, M.D.	Director

Joseph M. Ruggio, M.D.

Director

Craig M. Walker, M.D.

EXHIBITS

Exhibit Number	Description
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC
23.2	Consent of KPMG LLP
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)